UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2015

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report on Form 8-K shall be deemed to be incorporated by reference in Mitel Networks Corporation’s registration statement on Form S-3 (File No. 333-206763) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

Item 5.02 (a) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 9, 2015, Mr. Andrew Kowal resigned from the Board of Directors (the “Board”) of Mitel Networks Corporation (the “Registrant”). Mr. Kowal, one of two director nominees of Francisco Partners II (Cayman), L.P. and certain of its affiliates (the “Francisco Partners Group”) to the Registrant’s Board, is resigning from the Board in order to devote more time to the expanded number of boards that he now serves on as a representative of the Francisco Partners Group. Mr. Kowal’s resignation is not due to any disagreement or other reasons requiring further disclosure under paragraph (a)(1) of Item 5.02 of Form 8-K. In accordance with Item 5.02(a)(3) of Form 8-K, the Registrant provided Mr. Kowal with a copy of this Form 8-K prior to filing it with the Securities & Exchange Commission, and the Registrant understands that Mr. Kowal agrees with the reasons stated for his resignation. Mr. Kowal had been serving on the Nominating and Corporate Governance Committee of the Board at the time that his resignation was announced. Benjamin Ball, the second director nominee of the Francisco Partners Group to the Registrant’s Board, continues to serve on the Board and will remain Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2015

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary